NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor New York, NY 10111 Main: (212) 887-6500 www.omrix.com
OMRIX Biopharmaceuticals Signs Supply Agreement with Talecris Biotherapeutics, Inc.
New York, NY, October 11, 2006 — OMRIX Biopharmaceuticals, Inc. (“OMRIX” or the “Company”) (NASDAQ: OMRI), a commercial-stage biopharmaceutical company that develops and markets biosurgical and antibody-based products, announced today that it has signed a long term supply agreement with Talecris Biotherapeutics, Inc. (“Talecris”) for Cryoprecipitate (“cryo”), a plasma fraction containing coagulation proteins.
Cryo is the raw material from which Omrix manufactures BAC, the fibrinogen component of its marketed fibrin sealants and fibrin patch development product. Per the terms of the agreement, OMRIX will commit to certain minimum purchases of cryo and have a right of first refusal to additional supply of cryo, thereby obtaining the necessary amounts to meet its entire BAC production demands. Prior to the supply of cryo by Talecris OMRIX purchased source plasma and through fractionation obtained cryo.
“We are constantly evaluating our business model and exploring alternatives for multiple raw material sources and to increase the cost efficiency of our raw materials,” stated Robert Taub, President and Chief Executive Officer. “Our agreement with Talecris for the supply of cryo supports our ongoing decision-making process to purchase either plasma or plasma fractions in order to improve our manufacturing economics.”
By purchasing cryo in lieu of plasma, OMRIX will reduce its dependence on the availability of plasma and secure the supply of its raw material. BAC contains naturally occurring clotting-related proteins, including fibrinogen, Factor XIII, Factor VIII, fibronectin and van Willebrand factor antigen.
About OMRIX Biopharmaceuticals, Inc.
OMRIX, a commercial-stage biopharmaceutical company, develops and markets innovative biosurgical and passive immunotherapy products, utilizing its proprietary protein purification technology and manufacturing know-how. As part of its business strategy, OMRIX commercializes certain of its biosurgical products through collaborations with companies whose marketing and sales expertise are a complement to OMRIX’s own areas of specialty. OMRIX’s novel and easy-to-use biological-device convergence products address unmet medical needs. For more information, please visit: www.omrix.com.
About Talecris Biotherapeutics, Inc.
Talecris Biotherapeutics, Inc. is a global biotherapeutic and biotechnology company that discovers, develops and produces critical care treatments for people with life-threatening disorders in a variety of therapeutic areas including immunology, pulmonology, and hemostasis. Talecris, which earned revenues exceeding $1 billion through the year ending June 30, 2006, is headquartered in biotech hub Research Triangle Park, N.C., and employs more than 2,000 people. To learn more about Talecris, please visit www.talecris.com.
Safe Harbor Statement
This press release contains forward-looking statements. Forward-looking statements provide the company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause

NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor New York, NY 10111 Main: (212) 887-6500 www.omrix.com actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk factors” and “Management’s discussion and analysis of financial condition and results of operations” in the company’s Prospectus as filed with the Securities and Exchange Commission on April 21, 2006. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Contact:

Investors:
Michael Burshtine	Francesca M. DeMartino
SVP, Chief Financial Officer	Director, Investor Relations
OMRIX Biopharmaceuticals, Inc.	OMRIX Biopharmaceuticals, Inc.
(212) 887-6500; mike.burshtine@omrix.com	(212) 887-6510; francesca.demartino@omrix.com

Media:
Francesca T. DeVellis
Senior Vice President
Feinstein and Kean Healthcare
(617) 577-8110; francesca.devellis@fkhealth.com